SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Clare M. O’Brien
U.S. Bank National Association
One Federal Street
Boston, MA 02110
(617) 603-6402
(Name, address and telephone number of agent for service)

(Company Name)
 (Issuer with respect to the Securities)
Delaware	01-0791848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

390 Greenwich Street New York, NY	10013
(Address of Principal Executive Offices)	(Zip Code)

Citigroup Mortgage Loan Trust Inc. 2006-NCB1
(Title of the Indenture Securities)

_____________________________________

FORM T-1

Item 1.            GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.             AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15      Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.     A copy of the Articles of Association of the Trustee.*

2.     A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2005 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 12th of May, 2006.

U.S. BANK NATIONAL ASSOCIATION

By:          /s/ Clare M. O’Brien
Clare M. O’Brien
Vice President

By:          /s/ James H. Byrnes
James H. Byrnes
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 12, 2006

U.S. BANK NATIONAL ASSOCIATION

By:          /s/ Clare M. O’Brien
Clare M. O’Brien
Vice President

By:          /s/ James H. Byrnes
James H. Byrnes
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2005

($000’s)

		12/31/2005
Assets
	Cash and Due From Depository Institutions	$8,000,884
	Securities	39,572,460
	Federal Funds	3,106,359
	Loans & Lease Financing Receivables	134,097,750
	Fixed Assets	1,759,753
	Intangible Assets	11,264,248
	Other Assets	11,065,956
	Total Assets	$208,867,410

Liabilities
	Deposits	$135,603,591
	Fed Funds	13,987,126
	Treasury Demand Notes	0
	Trading Liabilities	186,413
	Other Borrowed Money	24,865,833
	Acceptances	60,785
	Subordinated Notes and Debentures	6,606,929
	Other Liabilities	6,323,045
	Total Liabilities	$187,633,722

Equity
	Minority Interest in Subsidiaries	$1,025,113
	Common and Preferred Stock	18,200
	Surplus	11,804,040
	Undivided Profits	8,386,335
	Total Equity Capital	$21,233,688

Total Liabilities and Equity Capital		$208,867,410

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:_/s/ Clare M. O’Brien
    Vice President

Date: May 12, 2006